Exhibit 10.3

STOCKHOLDERS’ AGReEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into effective as of the 22nd day of November, 2019 by and among ImmuneCyte Life Sciences Inc., a Delaware corporation (the “Company”), and each of the Stockholders named on Schedule A (the “Stockholders”).

WHEREAS, the Stockholders are the beneficial owners of shares of Capital Stock (as defined below) of the Company; and

WHEREAS, the Company and the Stockholders deem it to be in their best interests to provide for continuity in the control and operation of the Company to regulate certain of their rights in connection with their interests in the Company and to restrict the sale, assignment, transfer, encumbrance or other disposition of the equity securities of the Company owned or held by the Stockholders from time to time, and desire to enter into this Agreement in order to effectuate those purposes.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Stockholders agree as follows:

1.     Definitions.

(a)     “Affiliate” shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any partner, officer, director, or member of such Person.

(b)     “Board” means the Board of Directors of the Company.

(c)     “Capital Stock” means (i) shares of Common Stock (whether now outstanding or hereafter issued in any context), and (ii) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Stockholder or their respective successors or permitted transferees or assigns.

(d)     “Common Stock” means shares of Common Stock of the Company, par value $0.001 per share, regardless of whether such shares are Class A-1 Common Stock, Class A-2 Common Stock, or Class B Common Stock.

(e)     “Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business trust, joint venture, unincorporated organization and governmental entity (or any department, agency or political subdivision thereof).

(f)     “Person” means any natural person, Entity or any other natural person or entity in its own or any representative capacity.

(g)     “Proposed Stockholder Transfer” means any proposed Transfer by any Stockholder; provided that a Proposed Stockholder Transfer shall not include (i) any merger, consolidation or like transfer effected pursuant to a vote of the holders of Capital Stock of the Company; (ii) any Transfer effected pursuant to Section 4 of this Agreement; or (iii) any Transfer effected pursuant to Section 2(b) hereof.

(h)     “Prospective Transferee” means any person to whom a Stockholder proposes to make a Proposed Stockholder Transfer.

(i)     “Sale of Company” means the occurrence of any one of the following events:

(1)     the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least fifty percent (50%) of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Sale of Company hereunder); or

(2)     a sale of all or substantially all of the assets of the Company, other than such transaction effected primarily for the purpose of changing the domicile of the Company.

(j)     “SEC” means the Securities and Exchange Commission.

(k)     “Transfer” shall mean to sell, assign, transfer, convey, exchange, pledge, grant a security interest in or otherwise dispose of any Capital Stock or right therein, in each case, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

(l)     “Transfer Stock” means shares of Capital Stock subject to a Proposed Stockholder Transfer.

2.     Restrictions on Transfer of Securities.

(a)     Voluntary Transfer. No Stockholder may Transfer all or any part of the Capital Stock owned or held by such Stockholder, unless such Transfer is fully disclosed to, and approved by, the Board. Any Prospective Transferee shall agree in writing with the Company, as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as if such Prospective Transferee were a Stockholder of the Company. Any Capital Stock Transferred as permitted under this Section 2 shall nevertheless remain subject to the terms of this Agreement in the hands of the Prospective Transferee. Notwithstanding anything else contained herein to the contrary, no Stockholder may Transfer Capital Stock to any person that is a competitor of the Company, except upon a Sale of the Company pursuant to Section 4. The Board in its discretion shall determine in good faith whether a Prospective Transferee is a competitor of the Company, which determination shall be binding; provided, however, a director who is a Transferring Stockholder or any employee of the Transferring Stockholder shall excuse himself or herself from such determination.

(b)     Involuntary Transfer. If any Capital Stock owned by any Stockholder shall be subject to sale or other Transfer by reason of (a) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (b) incompetency or insanity or (c) distraint, levy, execution or other involuntary transfer whether by operation of law or otherwise (an “Involuntary Transfer”), then such Stockholder shall give the Company written notice thereof promptly following the occurrence of such event stating the terms of such proposed transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the shares of Capital Stock are proposed to be transferred and the number of shares of Capital Stock subject to such Involuntary Transfer. Whenever the Company has any other actual notice or actual knowledge of any such attempted, impending or consummated Involuntary Transfer, it may give written notice thereof to the affected Stockholder. In either case, the Stockholder agrees to disclose in writing immediately to the Company all pertinent information in his, her, or its possession relating to such Involuntary Transfer. If any shares of Capital Stock are subject to any Involuntary Transfer, the Company shall at all times have the immediate and continuing right and option for a period of ninety (90) days after the Company first receives actual notice of such Involuntary Transfer to purchase such Capital Stock at the Determined Value as set forth in Section 2(b)(1) of this Agreement, or as otherwise agreed by the parties thereto upon the giving of written notice to such effect to the Stockholder.

(1)     Company Option. If a Stockholder’s Capital Stock is subject to the Company’s purchase option governed by Section 2(b) hereof, the Company shall at all times have the immediate and continuing right and option for a period of ninety (90) days after the Company first receives actual notice of such Transfer to purchase such shares of Capital Stock, in accordance with the provisions of this Section 2(b), at the Determined Value (as hereinafter defined). The “Determined Value” shall be the fair market value agreed upon by the Transferring Stockholder (or its successors and assigns) and the Company or, if such agreement is not reached within ten (10) days, the per share price determined by an appraisal prepared by an investment bank or appraisal firm of national recognition (the “Appraiser”) mutually selected by the Transferring Stockholder (or its successors and assigns) and the Company. If the parties are unable to agree on an Appraiser, each party to the transaction shall choose an Appraiser, and the Appraisers so chosen shall promptly (not to exceed five (5) business days) select a single Appraiser whose determination of fair market value shall govern and shall be binding and conclusive. The appraisal shall determine the fair market value of such Capital Stock as of the Valuation Date (as hereinafter defined), taking into consideration whether such shares of Capital Stock constitute less than a majority of the outstanding shares of Capital Stock (determined on a fully-diluted basis) and such other factors as reasonably determined appropriate by the Appraiser. For purposes of this Section 2(b)(1), the “Valuation Date” shall mean the date on which the Company first receives actual notice or actual knowledge of the Involuntary Transfer. Unless otherwise agreed by the parties to the transaction, the appraisal costs shall be borne by the Transferring Stockholder (or its successors and assigns).

(2)     Assignment of Company Purchase Option. The Board may freely assign the Company’s purchase option under Section 2(b) hereof, in whole or in part. If the Board elects to assign such purchase option to the Company’s Stockholders, any such assignment shall first be made pro-rata to all Stockholders based on their respective percentage ownership of the Company’s outstanding Capital Stock. Any Stockholder who accepts an assignment of the Company’s purchase option under Section 2(b) hereof shall assume all of the Company’s rights and obligations under this Section 2(b).

(c)     Effect of Failure to Comply.

(1)     Any Proposed Stockholder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, specific performance or the rescission of purchases, sales and other transfers of Capital Stock not made in strict compliance with this Agreement).

(2)     If any Stockholder becomes obligated to sell any Capital Stock to the Company under this Agreement and fails to deliver such Capital Stock in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Stockholder the purchase price for such Capital Stock as is herein specified and cancel on its books the certificate or certificates representing the Capital Stock to be sold.

3.     Exempt Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply, upon a transfer by a Stockholder to (i) its stockholders, members, partners or other equity holders, or (ii) an Affiliate of such Stockholder; provided, however, notwithstanding any such permitted Transfer, such transferred Capital Stock shall remain Capital Stock for all purposes hereunder, and such transferee shall be treated as a Stockholder (but only with respect to the securities so transferred to the transferee) for all purposes of this Agreement (including the obligations of a Stockholder with respect to Proposed Stockholder Transfers of such Capital Stock pursuant to Section 2); and provided, further, in the case of any transfer pursuant to clause (i) or (ii) above, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer; and provided, further in a case of any transfer pursuant to this Section 3, such transferee shall become a party to this Agreement by executing a joinder hereto; and provided, further, that each Stockholder proposing to make a Transfer permitted by this Section shall deliver a notice to the Company and each Stockholder not later than thirty (30) days prior to the consummation of such Transfer setting forth the name of the proposed transferee and the terms and conditions of such Transfer; and provided, further, all such permitted Transfers shall be made in compliance with applicable federal and state securities laws.

4.     Sale of Company.

(a)     Subject to Section 6, if the Board and the holders of a majority of the shares of Capital Stock approve a Sale of the Company, each Stockholder will consent to and raise no objections to the proposed transaction, waive any appraisal or dissenters’ rights in respect of such transaction, and take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Board, including without limitation, (i) if the Sale of the Company is structured as a sale of all outstanding Capital Stock, each Stockholder will sell all of his, her or its Capital Stock on the terms and conditions approved by the Board, (ii) if the Sale of the Company is structured as a merger or consolidation, each Stockholder will vote in favor thereof and will not exercise any dissenters’ rights of appraisal he, she or it may have under any applicable law, and (iii) if the Sale of the Company is structured as a sale of all or substantially all of the assets of the Company, each Stockholder will vote in favor thereof, will not exercise any dissenters’ rights of appraisal he, she or it may have under any applicable law and, if applicable, will vote in favor of the subsequent dissolution and liquidation of the Company. Each Stockholder shall be severally obligated to join (on a basis not to exceed such Stockholder’s pro rata share of the proceeds from such Sale of the Company) in any indemnification or other obligations to which the Board agrees in connection with such Sale of the Company (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Capital Stock, as to which obligations each such Stockholder shall be solely liable). No Stockholder will be required to make any representation or warranty other than with respect to the ownership of such Stockholder’s stock or the authorization and binding effect of the applicable transaction documents relating to such Stockholder, and no Stockholder will be required to enter into any restrictive covenant agreement other than those which are reasonable in scope and duration and are required to protect the interests of the Company.

(b)     The obligations of the Stockholders with respect to a Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, all of the Stockholders holding a particular class or series of Capital Stock shall receive the same form and amount of consideration per share of Capital Stock, or if any Stockholders of a particular type, class or series of Capital Stock are given an option as to the form and amount of consideration to be received, all Stockholders of such type, class or series will be given the same option, and (ii) all Stockholders of then currently exercisable Capital Stock equivalents will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Capital Stock or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Capital Stock received by the Stockholders of such type and class of Capital Stock in connection with the Sale of the Company less the exercise price per share or the amount of such rights to acquire such Capital Stock by (2) the number of shares Capital Stock or the aggregate amount of shares represented by such rights.

(c)     If the Company enters into any negotiation or transaction for which Rule 506 promulgated by the SEC (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders that are not an “accredited investor” (within the meaning of Rule 501(a) promulgated by the SEC) will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the SEC) reasonably approved by the Board and the Company will pay the fees of such purchaser representative. If any such Stockholder declines to appoint the purchaser representative approved by the Board, such Stockholder will appoint another purchaser representative reasonably acceptable to the Board, and such Stockholder will be responsible for the fees of the purchaser representative so appointed.

(d)     Each Stockholder will bear his, her or its pro-rata share of the reasonable costs of any sale of Capital Stock pursuant to a Sale of the Company (but only if such Sale of the Company is actually consummated) to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Stockholder for its or his sole benefit will not be considered costs of the transaction hereunder.

5.     Election of Directors.

(a)     Each of the parties hereto shall vote (whether at a meeting or by written consent) all of the Common Stock of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board, to the extent permitted pursuant to the Company’s Certificate of Incorporation, of one (1) Director designated in writing by ThermoGenesis Holdings Inc., a Delaware corporation formerly known as Cesca Therapeutics Inc. (“ThermoGenesis”). At any election of Directors, in the absence of any designation from ThermoGenesis, the director previously designated by ThermoGenesis and then serving shall be reelected at the annual shareholder’s meeting if still eligible to serve as provided herein.

(b)     No party hereto shall vote to remove any member of the Board designated in accordance with the aforesaid procedure without the written consent of ThermoGenesis but, at the written request of ThermoGenesis, the parties hereto shall take any action needed to cause the removal, and replacement (by an individual identified by ThermoGenesis), of any director so designated. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under this Section 5 shall be filled by another person designated in a manner so as to preserve the constituency of the Board as provided above.

(c)     The provisions of this Section 5 shall be null and void and of no further effect upon the occurrence of a Qualified Issuance, as defined in the Company’s Certificate of Incorporation.

6.     Approval of Certain Actions by the Board. The Company shall not take any of the following actions unless approved unanimously by all Directors then in office:

(a)     effect any Sale of the Company, or enter into any agreement committing the Company to such Sale;

(b)     amend the Certificate of Incorporation of the Company, dated as of the date hereof;

(c)     issue, or commit to issue, and shares of Capital Stock or securities convertible into Capital Stock; or

(d)     to increase or decrease the size of the Board of Directors.

7.     Legend.

(a)     Each certificate representing shares of Capital Stock held by the Stockholders or issued to any permitted transferee in connection with a transfer permitted by this Agreement shall be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A MARKET STANDOFF PROVISION, A RIGHT OF FIRST REFUSAL, AND, FOR SOME OF THE SHARES REPRESENTED BY THIS CERTIFICATE, A REPURCHASE OPTION HELD BY THE COMPANY OR ITS ASSIGNEE(S) AS SET FORTH IN THE stockholders’ AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS, MARKET STANDOFF PROVISION, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)     Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 7(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

8.     Miscellaneous.

(a)     Term. This Agreement shall terminate upon the Sale of Company or as mutually agreed by Healthbanks and ThermoGenesis (regardless of whether any other Person has since the date hereof become a Stockholder).

(b)     Ownership. Each Stockholder represents and warrants that it is the sole legal and beneficial owner of the shares of Capital Stock subject to this Agreement and that no other person has any interest in such shares.

(c)     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A, or to such e-mail address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 8(c). Each Stockholder subject to this Agreement acknowledges and agrees to receive any communications given or made by the Company in accordance with applicable law or this Agreement by electronic mail or other electronic transmission in accordance with the email address or facsimile numbers provided to the Company. In the event that a Stockholder changes his, her or its email address or facsimile number, such Stockholder agrees, upon request from the Company, to supply an alternative email address, if one is available.

(d)     Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(e)     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(f)     Amendment. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company, Healthbanks and ThermoGenesis. Any amendment or waiver so effected shall be binding upon the Company, the Stockholders and all of their respective successors and permitted assigns whether or not such party, assignee or other stockholder entered into or approved such amendment or waiver. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add information regarding additional investors or other Stockholders without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Any amendment, termination or waiver effected in accordance with this subsection shall be binding on all parties hereto, even if they do not execute such consent.

(g)     Transfers, Successors and Assigns.

(1)     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(2)     The rights of the Stockholders hereunder are not assignable without the Company’s written consent, except by each Stockholder to any constituent, partner, member or stockholder of such Stockholder or to an entity or entities controlled by, or under common control with, such Stockholder. Except as expressly set forth herein or in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

(h)     Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Each Stockholder acknowledges and agrees that each Stockholder hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Stockholders in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Stockholders may be entitled at law or in equity.

(i)     Additional Stockholders. Notwithstanding anything to the contrary contained herein, (i) if the Company issues additional shares of the Company’s Capital Stock after the date hereof or (ii) if the Company issues any additional shares of the Company’s Capital Stock after the date hereof pursuant to the terms and provisions of the Company’s Stock Option Plan(s), any purchaser of such shares of Capital Stock shall become a party to this Agreement by executing and delivering a joinder hereto, and thereafter shall be deemed an “Stockholder” for all purposes hereunder.

(j)     Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware.

(k)     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(l)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m)     Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Stockholders’ Agreement as of the date first above written.

STOCKHOLDERS: Healthbanks Biotech (USA) Inc. By: /s/ Billie Ahluwalia Name: Billie Ahluwalia Title: Principal Accounting Officer
ThermoGenesis Holdings, Inc. By: /s/ Jeff Cauble Name: Jeff Cauble Title: Principal Accounting Officer
THE COMPANY: ImmuneCyte Life Sciences Inc. By: /s/ Billie Ahluwalia Name: Billie Ahluwalia Title: Principal Accounting Officer

SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT

SCHEDULE A

Stockholders

Name and Address

ThermoGenesis Holdings, Inc.

2711 Citrus Road

Rancho Cordova, CA 95742

Attention: Jeff Cauble, Principal Accounting Officer

Healthbanks Biotech (USA) Inc.,

185 Technology Drive, Suite 150
Irvine, CA 92618
Attention: Billie Ahluwalia, Principal Accounting Officer

Schedule A-1